April 15, 2002



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Gentlemen:

We have read Item 4 of Form 8-K dated April 8, 2002, of EyeCity.com, Inc. and are in agreement with the statements contained in the first sentence of the first paragraph and the second and third paragraphs on page one therein. We have no basis to agree or disagree with other statements of the registrant contained therein.

                                                   /s/ Ernst & Young LLP